Exhibit 10.1
EXECUTION COPY

AMENDMENT NO. 2
TO
AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT

THIS AMENDMENT NO. 2, made as of June 30, 2008 (“Amendment No. 2”), by and between BEAR, STEARNS INTERNATIONAL LIMITED (the “Buyer”) and CAPITAL TRUST, INC. and CT BSI FUNDING CORP. (each, a “Seller” and collectively the “Sellers”).

R E C I T A L S

WHEREAS, Buyer and Sellers have previously entered into an Amended and Restated Master Repurchase Agreement, dated as of February 15, 2006, as amended by Amendment No. 1 thereto dated as of February 7, 2007 (collectively, the “Agreement”); and

WHEREAS, Buyer and Sellers desire to further amend the Agreement as provided herein;

NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions.

(a)	Capitalized terms used herein and not otherwise defined shall have the meanings assigned in the Agreement.

(b)	The definition of EBITDA set forth in the Agreement is hereby deleted in its entirety and the following is substituted therefor:

“EBITDA” shall mean earnings before interest, tax, depreciation and amortization (but excluding gains and losses from investments).

Section 2. Termination.  Section 2(f) of the Agreement is hereby deleted in its entirety and the following is substituted therefor:

(f) Each Transaction entered into between Buyer and Seller that is outstanding on the date of Amendment No. 2 shall remain outstanding until the earliest to occur of (i) the Repurchase Date specified in the related Confirmation, (ii) the Early Repurchase Date and (iii) October 29, 2008.  Any Transaction may be extended by mutual agreement of Buyer and the Sellers but no such party shall be obligated to agree to such an extension.

Section 3. All Transactions Discretionary.  Notwithstanding any provisions of this Amendment No. 2, the Agreement or the Custodial Agreement to the contrary, the initiation of each Transaction is subject to the approval of Buyer in its sole discretion.  Buyer may, in its sole discretion, reject any Eligible Asset from inclusion in a Transaction hereunder for any reason.

Section 4. References to Seller.  All references to Seller in the Agreement, as amended hereby, are intended to mean the Sellers, jointly and severally, unless the context clearly requires otherwise.

Section 5. Expenses.  Sellers shall pay on demand all actual, out-of-pocket and reasonable fees and expenses (including, without limitation, the reasonable fees and expenses for legal services) incurred by Buyer in connection with this Amendment No. 2.  The obligation of Sellers to pay such fees and expenses incurred prior to, or in connection with, the termination of the Agreement, as amended by this Amendment No. 2, shall survive such termination.

Section 6. Governing Law.  This Amendment No. 2 shall be governed and construed in accordance with the laws of the State of New York without giving effect to the conflict of laws principles thereof.

Section 7. Interpretation; Final Agreement.  The provisions of the Agreement shall be read so as to give effect to the provisions of this Amendment No. 2.  The Agreement as amended hereby, together with the Side Letter, contains a final and complete integration of all prior expressions by the parties with respect to the subject matter hereof and thereof and shall constitute the entire agreement among the parties with respect to such subject matter, superseding all prior oral or written understandings.

Section 8. Captions.  The captions and headings of this Amendment No. 2 are for convenience only and not to be used to interpret, define or limit the provisions hereof.

Section 9. Counterparts.  This Amendment No. 2 may be executed in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 10. Ratification and Confirmation.  As amended by this Amendment No. 2, the Agreement is hereby in all respects ratified and confirmed, and the Agreement, as amended by this Amendment No. 2, shall be read, taken and construed as one and the same instrument.

IN WITNESS WHEREOF, Buyer and Sellers have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the date first above written.

BUYER:

BEAR, STEARNS INTERNATIONAL LIMITED

By:	/s/ David S. Marren
Name:	David S. Marren
Title:	Authorized Signatory

SELLER:

CAPITAL TRUST, INC.
(jointly and severally with the other Seller)

By:	/s/ Geoffrey G. Jervis
Name:	Geoffrey G. Jervis
Title:	Chief Financial Officer

SELLER:

CT BSI FUNDING CORP.
(jointly and severally with the other Seller)

By:	/s/ Geoffrey G. Jervis
Name:	Geoffrey G. Jervis
Title:	Chief Financial Officer

Signature Page to Amendment No. 2 to Amended and Restated Master Repurchase Agreement (BSIL/CT/CTBSI)